Exhibit 99.1

StandardAero Announces Fourth Quarter and Full Year 2025 Results

Record Year in 2025 and Continued Double-Digit Earnings Growth in 2026

SCOTTSDALE, Ariz.--(BUSINESS WIRE)-- StandardAero (NYSE: SARO) announced results today for the three months ended December 31, 2025 ("Fourth Quarter 2025") and the full fiscal year ended December 31, 2025 (“Full Year 2025”).

Full Year 2025 Highlights

•
Revenue increased 15.8% year-over-year to $6,062.5 million
•
Net Income was $277.4 million; Diluted EPS was $0.83, Net Income as a percentage of Revenue was 4.6%
•
Adjusted Net Income was $398.4 million; Adjusted Diluted EPS was $1.19
•
Adjusted EBITDA increased 17.0% year-over-year to $808.2 million
•
Adjusted EBITDA Margin was 13.3%, compared to 13.2% in the prior year
•
Cash Flow from Operations was $316.7 million; Free Cash Flow for the year was $209.0 million
•
Net Debt to Adjusted EBITDA Leverage Ratio of 2.4x as of December 31, 2025

Fourth Quarter 2025 Highlights

•
Revenue increased 13.5% year-over-year to $1,600.0 million
•
Net Income was $78.6 million; Net Income as a percentage of Revenue was 4.9%
•
Adjusted EBITDA increased 12.7% year-over-year to $209.7 million
•
Adjusted EBITDA Margin was 13.1%, compared to 13.2% in the prior year’s quarter
•
Cash Flow from Operations was $323.0 million; Free Cash Flow for the quarter was $307.7 million

“2025 was a record year for StandardAero, highlighted by 16% revenue growth, 17% Adjusted EBITDA growth, and meaningful free cash flow generation, reflecting sustained strength across the global engine aftermarket and disciplined execution,” said Russell Ford, StandardAero’s Chairman and Chief Executive Officer. “Commercial aerospace demand remained robust, and our Engine Services segment delivered strong double-digit growth driven by our prior investments in our growth platforms. In Component Repair Services, we achieved nearly 20% revenue growth and record margins, supported by operational excellence, pricing, and synergies from the ATI acquisition.”

“We made substantial organic investments during the year — including our continued build out of the LEAP program and CFM56 DFW Center of Excellence, our CF34 license expansion, and the expansion of our Augusta business aviation facility — that position us to capture accelerating engine and component volumes. Our focus remains consistent: execute operationally, invest in high-return organic initiatives, pursue disciplined M&A, and convert earnings to cash. We believe our leading positions across critical engine platforms, long-term customer relationships, and pure-play engine aftermarket focus uniquely equips StandardAero to deliver sustained double-digit earnings growth and long-term shareholder value.”

Full Year 2025 Results

Revenue for the Full Year 2025 was $6,062.5 million, an increase of $825.3 million, or 15.8%, from $5,237.2 million for the prior year period. The increase was driven by strong growth across all three major end markets, led by commercial aerospace, which increased 17.6% compared to the prior year period. The business aviation and military and helicopter end markets increased 12.1% and 9.4%, respectively, compared to the prior year period, including contribution from the acquisition of Aero Turbine on August 23, 2024, which contributed $64.5 million in incremental year over year revenue.

Net income for the Full Year 2025 was $277.4 million, Diluted EPS was $0.83, as compared to net income of $11.0 million for the prior year period. Adjusted Net Income for the Full Year 2025 was $398.4 million, with Adjusted Diluted EPS at $1.19.

Adjusted EBITDA for the Full Year 2025 was $808.2 million, an increase of $117.7 million, or 17.0%, from $690.5 million for the prior year period. Adjusted EBITDA margin of 13.3% increased 10 basis points compared to 13.2% for the prior year period, with margin expansion from operating leverage, positive mix, pricing and operational excellence, partially offset by increased corporate expenses associated with public company costs.

Full Year 2025 Segment Results

Engine Services Segment

Engine Services segment revenue for the Full Year 2025 was $5,354.0 million, an increase of $709.2 million, or 15.3%, from $4,644.7 million for the prior year period. The increase was driven by continued commercial aerospace end market growth, including ramping volumes from our LEAP, CFM56 DFW Center of Excellence, and CF34 expansion investments, as well as growth on our mid-size and super mid-size business aviation platforms and select military transport programs.

Engine Services Segment Adjusted EBITDA for the Full Year 2025 was $706.9 million, an increase of $96.0 million, or 15.7%, from $610.9 million for the prior year period. Segment Adjusted EBITDA Margin of 13.2% remain unchanged compared to the prior year period, with volume growth, positive mix and improved productivity offset by the aforementioned growth across LEAP and CFM56 DFW programs, which are still coming down the learning curve.

Component Repair Services Segment

Component Repair Services segment revenue for the Full Year 2025 was $708.6 million, an increase of $116.1 million, or 19.6%, from $592.4 million for the prior year period. The increase was driven by strong demand for the repairs we provide, particularly in the aeroderivative, military and helicopter end markets, and performance resulting from our Aero Turbine acquisition.

Component Repair Services Segment Adjusted EBITDA for the Full Year 2025 was $202.7 million, an increase of $48.0 million, or 31.0%, from $154.7 million for the prior year period. Segment Adjusted EBITDA Margin of 28.6% increased 250 basis points compared to the prior year period, driven by volume growth, price, favorable mix, and margin expansion from the Aero Turbine acquisition.

Fourth Quarter 2025 Consolidated Results

Revenue for the Fourth Quarter 2025 was $1,600.0 million, an increase of $190.4 million, or 13.5%, from $1,409.6 million for the prior year period. The increase was driven primarily by growth in the commercial aerospace end market which increased 21.0% compared to the prior year period. The business aviation end market was approximately flat year-over-year, due to the timing of shipments. The military and helicopter end markets declined 3.1% compared to the prior year period, primarily driven by delays in maintenance due to the U.S. government shutdown in the quarter.

Net income for the Fourth Quarter 2025 was $78.6 million, as compared to a net loss of $14.1 million for the prior year period.

Adjusted EBITDA for the Fourth Quarter 2025 was $209.7 million, an increase of $23.6 million, or 12.7%, from $186.2 million for the prior year period. The increase reflects continued growth in volume and pricing, as well as productivity improvements. Adjusted EBITDA margin of 13.1% declined 10 basis points compared to the prior year period, primarily due to increased corporate expenses associated with public company costs, partially offset by higher margins in our Engine Services segment.

Fourth Quarter 2025 Segment Results

Engine Services Segment

Engine Services segment revenue for the Fourth Quarter 2025 was $1,412.8 million, an increase of $167.2 million, or 13.4%, from $1,245.6 million for the prior year period. The increase was driven primarily by strong growth in the commercial aerospace end market from continued healthy demand for engine platforms that we service and ramping volumes on our growth platforms.

Engine Services Segment Adjusted EBITDA for the Fourth Quarter 2025 was $189.0 million, an increase of $29.2 million, or 18.3%, from $159.8 million for the prior year period. Segment Adjusted EBITDA Margin of 13.4% increased 60 basis points compared to the prior year period driven by mix and productivity gains.

Component Repair Services Segment

Component Repair Services segment revenue for the Fourth Quarter 2025 was $187.2 million, an increase of $23.2 million, or 14.1%, from $164.0 million for the prior year period. The increase was driven by volume growth from continued demand for the repairs that we provide, which was partially offset by lower military revenues related to delays in maintenance due to the U.S. Government shutdown in the quarter.

Component Repair Services Segment Adjusted EBITDA for the Fourth Quarter 2025 was $49.8 million, an increase of $6.1 million, or 14.0%, from $43.7 million for the prior year period. Segment Adjusted EBITDA Margins were unchanged year-over-year, with pricing and productivity improvements offset by mix.

Full Year 2026 Guidance

“We enter 2026 with strong momentum, supported by attractive market fundamentals, a robust and diversified backlog, and continued execution progress on our strategic priorities,” said Mr. Ford. “With continued investment in our growth programs, disciplined capital allocation, and leading positions on critical engine platforms, we believe we are well positioned to deliver another year of double-digit earnings growth and attractive value creation.”

StandardAero is initiating the following full year 2026 guidance:

Full Year 2026	($ in millions)
Revenue[1]	$6,275 to $6,425
Engine Services[1]	$5,500 to $5,625
Component Repair Services	$775 to $800
Adjusted EBITDA	$870 to $905
Engine Services Segment	$755 to $780
Component Repair Services Segment	$220 to $230
Free Cash Flow	$270 to $300
Adjusted Earnings Per Share	$1.35 to $1.45

End Market Revenue Growth Assumptions
Commercial Aerospace[1]	Low-Double Digit to Mid-Teens YoY Growth
Military & Helicopter	High-Single Digit YoY Growth
Business Aviation	High-Single Digit YoY Growth

StandardAero has not reconciled its full year 2026 guidance related to Adjusted EBITDA, Free Cash Flow or Adjusted EPS to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense.

Conference Call and Webcast Information

StandardAero management will host a conference call today, February 25, 2026, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or (201) 689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of the StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13758260. The replay will be available until 11:59 PM ET on March 11, 2026.

1 Excludes effect from the elimination of $300 to $400 million in material pass-through revenue

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE listed company under the ticker symbol SARO. For more information about StandardAero, go to www.standardaero.com.

Investor Relations Contact

Investors@StandardAero.com

Rama Bondada

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ended December 31, 2025, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify.

Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: risks related to conditions that affect the commercial and business aviation industries; decreases in budget, spending or outsourcing by our military end-users; risks from any supply chain disruptions or loss of key suppliers; increased costs of labor, equipment, raw materials, freight and utilities due to inflation; future outbreaks and infectious diseases; risks related to competition in the market in which we participate; loss of an OEM authorization or license; risks related to a significant portion of our revenue being derived from a small number of customers; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; our ability to respond to changes in GAAP; our or our third-party partners’ failure to protect confidential information; data security incidents or disruptions to our IT systems and capabilities; our ability to comply with laws relating to the handling of information about individuals; changes to, and the impact of, United States tariff and import/export regulations; failure to maintain our regulatory approvals; risks relating to our operations outside of North America; failure to comply with government procurement laws and regulations; any work stoppage, hiring, retention or succession issues with our senior management team and employees; any strains on our resources due to the requirements of being a public company; risks related to our substantial indebtedness; our success at managing the risks of the foregoing, and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt to Adjusted EBITDA, Adjusted Diluted EPS and Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

Certain of the non-GAAP financial measures presented in this press release are supplemental measures of our performance, in the case of Adjusted EBITDA and Adjusted EBITDA Margin, that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. We also present Net Debt to Adjusted EBITDA and Free Cash Flow, which are liquidity measures, that we believe are useful to investors because it is also used by our management for measuring our operating cash flow, liquidity and allocating resources. We believe it is important to measure the free cash flows we have generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Net Income as GAAP Net income, adjusted for certain one-time items that we may record in a period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable, adjusted for the tax effect. We define Adjusted EPS as Adjusted Net Income divided by the Total Diluted Shares Outstanding. We believe that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers. We define Net Debt to Adjusted EBITDA as long-term debt, less cash and cash equivalents divided by Adjusted EBITDA. We define free cash flow as cash from operating activities less capital expenditures.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We have presented forward-looking statements regarding Adjusted EBITDA, Free Cash Flow and Adjusted Diluted EPS. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from each non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of each forward-looking Adjusted EBITDA, Free Cash Flow and Adjusted Diluted EPS measure to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between our actual results and the forward-looking non-GAAP financial data set forth above may be material.

STANDARDAERO, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share figures)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$289,717	$102,581
Accounts receivable (less allowance for expected credit losses of $13,484 and $15,455, respectively)	654,390	580,668
Contract assets, net	1,071,703	915,200
Inventories	827,691	847,018
Prepaid expenses and other current assets	42,776	29,707
Income tax receivable	10,182	9,960
Total current assets	2,896,459	2,485,134
Property, plant and equipment, net	579,971	568,607
Operating lease right of use asset, net	222,151	172,206
Customer relationships, net	920,432	1,004,701
Other intangible assets, net	244,877	291,487
Goodwill	1,684,255	1,685,970
Other assets	6,434	4,417
Deferred income tax assets	2,832	1,079
Total assets	$6,557,411	$6,213,601
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$679,772	$645,701
Accrued expenses and other current liabilities	91,499	99,572
Accrued employee costs	74,008	79,134
Operating lease liabilities, current	22,308	17,663
Due to related parties	438	1,345
Contract liabilities	411,321	400,025
Income taxes payable, current	13,547	6,655
Long-term debt, current portion	23,444	23,449
Total current liabilities	1,316,337	1,273,544
Long-term debt	2,191,161	2,207,977
Operating lease liabilities, non-current	212,365	164,224
Deferred income tax liabilities	157,206	169,824
Income taxes payable, non-current	5,770	—
Other non-current liabilities	7,261	24,628
Total liabilities	3,890,100	3,840,197
Commitments and contingencies (Note 15)
Stockholders' equity
Common stock ($0.01 par value, 3,500,000,000 shares authorized; 334,461,630 issued and 334,294,245 outstanding as of December 31, 2025 and 334,461,630 shares issued and outstanding as of December 31, 2024)	3,345	3,345
Preferred stock ($0.01 par value, 100,000,000 shares authorized; no shares were issued)	—	—
Additional paid-in capital	3,958,039	3,944,802
Accumulated deficit	(1,285,904)	(1,563,321)
Accumulated other comprehensive loss	(8,169)	(11,422)
Treasury stock (at cost, 176,019 and 0 shares as of December 31, 2025 and December 31, 2024)	—	—
Total stockholders' equity	2,667,311	2,373,404
Total liabilities and stockholders' equity	$6,557,411	$6,213,601

STANDARDAERO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share figures)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,600,020	$1,409,613	$6,062,513	$5,237,161
Cost of revenue	1,379,631	1,207,719	5,165,060	4,483,019
Selling, general and administrative expense	46,282	82,348	247,703	254,092
Amortization of intangible assets	24,873	24,907	98,681	95,457
Acquisition costs	—	51	—	1,374
Operating income	149,234	94,588	551,069	403,219
Interest expense	42,025	47,011	174,217	282,507
Refinancing costs	—	17,259	—	23,700
Loss on debt extinguishment	—	11,678	—	15,255
Other income	—	—	—	—
Income before income taxes	107,209	18,640	376,852	81,757
Income tax expense	28,568	32,693	99,435	70,783
Net income (loss)	$78,641	$(14,053)	$277,417	$10,974

Earnings (loss) per share:
Basic	$0.24	$(0.04)	$0.84	$0.04
Diluted	$0.24	$(0.04)	$0.83	$0.04

Weighted-average shares of common stock outstanding
Basic	328,454	327,280	328,448	288,415
Diluted	334,398	327,280	334,321	289,799

STANDARDAERO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net income (loss)	$277,417	$10,974
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation and amortization	193,664	187,080
Amortization of deferred finance charges and discounts	6,535	11,921
Amortization of loss on derivative instruments	—	(304)
Amortization of interest cap premiums	9,855	10,156
Payment of interest rate cap premiums	(10,097)	(10,211)
Stock compensation expense	13,237	17,376
Loss on debt extinguishment	—	15,255
Loss (gain) from disposals, net	2,838	482
Non-cash lease expense	2,869	1,612
Deferred income taxes	(15,786)	(22,514)
Foreign exchange gain (loss), net	(1,327)	(1,440)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(73,722)	(58,268)
Contract assets, net	(156,503)	(92,368)
Inventories, net	19,327	(138,008)
Prepaid expenses and other current assets	(15,816)	5,231
Accounts payable, accrued expenses and other current liabilities	41,385	104,375
Contract liabilities	11,296	43,169
Due to/from related parties	(907)	1,483
Income taxes payable and receivable	12,440	(9,671)
Net cash provided by operating activities	316,705	76,330
Investing activities
Acquisitions, net of cash and other	1,285	(114,073)
Purchase of property, plant and equipment	(82,408)	(102,935)
Payments for purchase of intangible assets	(30,403)	(20,250)
Proceeds from disposal of property, plant and equipment	5,124	1,812
Net cash used in investing activities	(106,402)	(235,446)
Financing activities
Proceeds from IPO, net	—	1,202,802
Proceeds from long-term debt	715,000	3,247,000
Repayment of long-term debt	(738,449)	(4,235,510)
Payment of deferred financing charges	—	(9,276)
Repayments of long-term agreements	(2,058)	(1,260)
Net cash (used in) provided by financing activities	(25,507)	203,756
Effect of exchange rate changes on cash	2,340	(41)
Net increase (decrease) in cash	187,136	44,599
Cash at beginning of the period	102,581	57,982
Cash at end of the period	$289,717	$102,581
Supplemental cash flow information:
Cash paid during the period
Interest	$166,783	$291,150
Income taxes, net of tax refunds	102,470	101,652
Supplemental disclosure of non-cash investing activities:
Portion of capital expenditures in accrued expenses and other current liabilities	$1,138	$1,823
Acquisition of intangible assets, liability incurred but not paid	—	30,261

Selected financial information for each segment is as follows:

	Three months ended December 31, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,429,657	$170,363	$1,600,020
Intersegment revenue	(16,879)	16,879	—
Total segment revenue	1,412,778	187,242	1,600,020
Other segment items (1)	1,223,789	137,514	1,361,303
Segment Adjusted EBITDA	$188,989	$49,728	$238,717
Corporate (2)			28,968
Depreciation and amortization			48,335
Interest expense			42,025
Business transformation costs (LEAP and CFM) (3)			4,595
Non-cash stock compensation expense			3,220
Integration costs and severance (4)			970
Other (5)			3,395
Income before income taxes			$107,209
(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company's ordinary course of continuing operations.

	Year ended December 31, 2025
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$5,432,350	$630,163	$6,062,513
Intersegment revenue	(78,397)	78,397	—
Total segment revenue	5,353,953	708,560	6,062,513
Other segment items (1)	4,647,070	505,856	5,152,926
Segment Adjusted EBITDA	$706,883	$202,704	$909,587
Corporate (2)			101,414
Depreciation and amortization			193,664
Interest expense			174,217
Business transformation costs (LEAP and CFM) (3)			26,028
Non-cash stock compensation expense			13,237
Integration costs and severance (4)			5,601
Other (5)			18,574
Income before income taxes			$376,852

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(5)
Represents professional fees related to business transformation, secondary offering costs, loss on disposals and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations. See Note 17, “Related Party Transactions” for descriptions of the consulting services agreements with Carlyle Investment Management L.L.C. and Beamer Investment Inc.

	Three months ended December 31, 2024
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$1,264,287	$145,326	$1,409,613
Intersegment revenue	(18,710)	18,710	—
Total segment revenue	1,245,577	164,036	1,409,613
Other segment items (1)	1,085,766	120,371	1,206,137
Segment Adjusted EBITDA	$159,811	$43,665	$203,476
Corporate (2)			17,311
Depreciation and amortization			48,143
Interest expense			47,011
Business transformation costs (LEAP and CFM) (3)			9,612
IPO-related costs			8,303
Refinancing costs			17,259
Loss on debt extinguishment			11,678
Stock compensation (4)			17,376
Integration costs and severance (5)			1,857
Acquisition Costs (6)			51
Other (7)			6,235
Profit before tax			$18,640

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company’s debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(4)
Represents non-cash stock compensation expense associated with awards issued under 2019 Long-Term Incentive Plan in connection with Carlyle’s ownership. Because those awards do not vest until a liquidity event, the Company did not begin recognizing any associated stock compensation expense until the Company’s IPO on October 2, 2024, when a liquidity event became probable.
(5)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(6)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(7)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

	Year ended December 31, 2024
	Engine Services	Component Repair Services	Total Segments
	(in thousands)
Revenue from external customers	$4,712,468	$524,693	$5,237,161
Intersegment revenue	(67,729)	67,729	—
Total segment revenue	4,644,739	592,422	5,237,161
Other segment items (1)	4,033,833	437,688	4,471,521
Segment Adjusted EBITDA	$610,906	$154,734	$765,640
Corporate (2)			75,108
Depreciation and amortization			188,164
Interest expense			282,507
Business transformation costs (LEAP and CFM) (3)			43,238
IPO-related costs			26,909
Refinancing costs			23,700
Loss on debt extinguishment			15,255
Stock compensation (4)			17,376
Integration costs and severance (5)			2,782
Acquisition Costs (6)			1,374
Other (7)			7,470
Income before income taxes			$81,757
(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling, general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(4)
Represents non-cash stock compensation expense associated with awards issued under 2019 Long-Term Incentive Plan in connection with Carlyle’s ownership. Because those awards do not vest until a liquidity event, the Company did not begin recognizing any associated stock compensation expense until the Company’s IPO on October 2, 2024, when a liquidity event became probable.
(5)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(6)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.

(7)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of net income and net income margin to Adjusted EBITDA and Adjusted EBITDA Margin, respectively:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except percentages)
Net income	$78,641	$(14,053)	$277,417	$10,974
Income tax expense	28,568	32,693	99,435	70,783
Depreciation and amortization	48,335	48,143	193,664	188,164
Interest expense	42,025	47,011	174,217	282,507
Business transformation costs (LEAP and CFM) (1)	4,595	9,612	26,028	43,238
IPO-related costs	—	8,303	—	26,909
Refinancing costs	—	17,259	—	23,700
Loss on debt extinguishment	—	11,678	—	15,255
Non-cash stock compensation expense	3,220	17,376	13,237	17,376
Integration costs and severance (2)	970	1,857	5,601	2,782
Acquisition costs (3)	—	51	—	1,374
Insurance recovery	—	—	(3,000)	—
Loss on disposals	—	—	2,764	—
Secondary offering costs	560	—	4,990	—
Other (4)	2,835	6,235	13,820	7,470
Adjusted EBITDA	$209,749	$186,165	$808,173	$690,532
Revenue	$1,600,020	$1,409,613	$6,062,513	$5,237,161
Net income margin	4.9%	(1.0)%	4.6%	0.2%
Adjusted EBITDA Margin	13.1%	13.2%	13.3%	13.2%

(1)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.
(2)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(3)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.

(4)
Represents other costs not recurring in the ordinary course of business including professional fees related to business transformation and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and other non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	December 31,	December 31,
	2025	2024
	(in millions, except percentages)
New 2024 Term Loan Facilities	$2,227.5	$2,250.0
Finance leases	18.5	18.4
Other	1.2	1.2
Debt	2,247.2	2,269.6
Less Cash	289.7	102.6
Net Debt	$1,957.5	$2,167.0

LTM Adjusted EBITDA	$808.2	$690.5
Net Debt to Adjusted EBITDA	2.4x	3.1x

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except percentages)
Engine Services
Segment Revenue	$1,412,778	$1,245,577	$5,353,953	$4,644,739
Segment Adjusted EBITDA	$188,989	$159,811	$706,883	$610,906
Segment Adjusted EBITDA Margin	13.4%	12.8%	13.2%	13.2%
Component Repair Services
Segment Revenue	$187,242	$164,036	$708,560	$592,422
Segment Adjusted EBITDA	$49,728	$43,665	$202,704	$154,734
Segment Adjusted EBITDA Margin	26.6%	26.6%	28.6%	26.1%

The following table presents a reconciliation of Cash Flow from Operations to Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in millions)
Cash Flow from Operations	$323.0	$108.3	$316.7	$76.3
Purchase of Property, Plant and Equipment	(15.7)	(32.5)	(82.4)	(102.9)
Purchase of Intangible Assets	(0.4)	(20.1)	(30.4)	(20.3)
Proceeds from Disposal of Property, Plant and Equipment	0.8	1.2	5.1	1.8
	(15.3)	(51.4)	(107.7)	(121.4)
Free Cash Flow	$307.7	$56.9	$209.0	$(45.1)

	Year Ended December 31,
	$	EPS
	(in millions, except per share data )
Net income/Diluted EPS	$277.4	$0.83
Business transformation costs (LEAP and CFM)	26.0	0.08
Refinancing costs and loss on debt extinguishment	—	0.00
Stock compensation	13.2	0.04
Integration costs and severance	5.6	0.02
Acquisition costs	—	0.00
Secondary offering costs	5.0	0.01
Professional services fees and other	13.6	0.04
One-offs included in adjusted EBITDA add-back	63.4	0.19
Amortization of acquired intangibles	98.7	0.30
Tax adjustment	(41.1)	(0.13)
Adjusted Net Income/Adjusted Diluted EPS	$398.4	$1.19
Total of adjustments	$121.0	$0.36